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                                                                    EXHIBIT 10.9

                              EMPLOYMENT AGREEMENT

     AGREEMENT, made this 21st day of June, 2004, by and between NeuroMetrix, Inc., a Delaware corporation (the "Company") and Shai N. Gozani (the "Executive").

     WHEREAS, the parties wish to set forth their understanding and agreement regarding the employment of the Executive by the Company.

     WHEREAS, the Executive is currently President and Chief Executive Officer of the Company and the Company desires to continue to benefit from the Executive's knowledge, experience, and abilities, and to ensure the Executive's present and continued employment and service to the Company as President and Chief Executive Officer and to compensate him therefor.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1.     EMPLOYMENT SERVICES.

     During the Employment Period (as defined herein), the Executive will serve as the Company's President and Chief Executive Officer, and will have such duties and responsibilities as would normally attach to those positions, including such duties and responsibilities as are customary among persons employed in similar capacities for similar companies, subject to the authority of the Board of Directors of the Company (the "Board"). The Executive will faithfully and diligently carry out his duties and responsibilities and comply with all of the reasonable and lawful directives of the Board, to which the Executive will report. The Executive will, if so elected, serve as a director of the Company and an officer or director of any subsidiary or affiliate of the Company without compensation in addition to that provided in this Agreement. For purposes of this Agreement, an "affiliate" of the Company means any corporation, limited partnership, limited liability company or other entity engaged in the same business as the Company, or a related business, and which is controlled by or is under common control with the Company.

SECTION 2.     TERM.

     The Company shall employ the Executive, and the Executive accepts such employment, continuing from the date first above written and ending at such time as this Agreement has terminated under the provisions of Section 5 hereof (the "Employment Period").

SECTION 3.     PERFORMANCE.

     During the Employment Period, the Executive shall devote his best efforts and all of his business time and attention (except for vacation periods and reasonable periods of illness or other incapacity) to the business of the Company and its affiliates and will not engage in consulting

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work or in any other trade or business for his own account or for or on behalf of any other person, firm or corporation without the written consent of the Board of Directors in each case, which shall not be granted if any such activity, in the opinion of the Board of Directors, competes, conflicts or interferes with the performance of his duties hereunder in any material way.

SECTION 4.     COMPENSATION AND BENEFITS.

               (a) SALARY. For services to the Company rendered by the Executive in any capacity during the Employment Period, including without limitation, services as a manager, officer, director or member of any committee of the Company or of any subsidiary, affiliate or division thereof, the Company will pay or cause to be paid to the Executive a base salary at the rate of not less than $250,000 per annum (or such higher amount as the Compensation Committee of the Board may establish from time to time). The Executive's base salary for any partial year will be prorated based upon the number of days elapsed in such year. The Executive's base salary will be payable periodically in accordance with the Company's customary payroll practices for its executives. Such base salary shall be reviewed at least annually after the end of each fiscal year, starting with the fiscal year ending December 31, 2004, and may be increased based on the Executive's performance, but not decreased, by the Board of Directors of the Company (or the Compensation Committee thereof) in its discretion, to be effective in the first pay period of the ensuing January, starting with January 2005. The term "base salary" shall not include any payment or other benefit which is denominated as or is in the nature of a bonus, incentive payment, profit-sharing payment, performance share award, stock option, stock appreciation right, retirement or pension accrual, insurance benefit, other fringe benefit or expense allowance, whether or not taxable to the Executive as income.

               (b) ANNUAL PERFORMANCE BONUS. The Executive will be eligible to receive an annual cash performance bonus of up to 50% of his then base salary (the "Annual Performance Bonus"). The Compensation Committee shall consider and make a bonus determination not later than 60 days after the end of each fiscal year during the Employment Period, starting with the fiscal year ending December 31, 2004. Bonus awards shall be based upon the performance by the Executive as measured against objective and reasonable criteria mutually agreed and approved in advance by the Executive, and the Compensation Committee of the Board of Directors. To the extent that less than all of the criteria are achieved, the Executive shall be paid a pro rata percentage of the Annual Performance Bonus. Notwithstanding the foregoing, the Executive shall be entitled to the full Annual Performance Bonus for any year in which a Sale (as defined in Subsection (e) below) is closed.

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               (c)  OPTION GRANT. The Executive concurrently with entering into this Agreement will be granted a non-qualified option (the "NSO Option") by the Company to purchase 1,500,000 shares of the Company's Common Stock. The terms of the NSO Option will be as set forth in the form of non-qualified option attached hereto as EXHIBIT A.

               (d) OTHER BENEFITS. In addition to the compensation described in this Section 4, and such other amounts, not constituting base salary, as may be provided to the Executive from time to time by the Board, the Executive will be entitled during the Employment Period to participate in any retirement plans, bonus plans, welfare benefit plans and other employee benefit plans of the Company that may be in effect from time to time with respect to executives of the Company generally, to the extent the Executive is eligible under the terms of those plans. Executive shall also be entitled to 15 days of paid vacation per year and receive a monthly automobile allowance of no less than $600. The Company shall also reimburse the Executive for all reasonable and necessary business expenses incurred by him in the course of performing his duties hereunder.

               (e) DEFINITIONS. A "Sale" shall mean the sale of all or substantially all of the Company's assets, a merger or combination with or into another entity, unless such merger or combination does not result in a change in ownership of the Company's voting securities of more than 50%, or the sale or transfer of more than 50% of the Company's voting securities.

SECTION 5.     TERMINATION.

     The Executive's employment hereunder shall terminate under the following circumstances:

               (a) DEATH OR DISABILITY. This Agreement shall terminate upon the death or disability of the Executive. "Disability" shall mean that the Executive is no longer able to perform the essential functions of the President and Chief Executive Officer of the Company for a continuous period of six (6) months or a total of nine (9) months in any one-year period. If any question arises as to whether the Executive has been so disabled, the Executive shall submit to an examination by a physician mutually acceptable to the Board of Directors of the Company and the Executive and following such examination, the physician shall submit to the Company and to the Executive a report in reasonable detail setting forth his or her opinion as to whether the Executive was so disabled. Such report shall for the purposes of this Agreement be conclusive of the issue. Notwithstanding the foregoing, in the event of a disability (as defined above), the Company shall take no action that violates the applicable provisions of the Americans With Disabilities Act. If this Agreement terminates due to the death or disability of the Executive, the Company shall promptly pay to the Executive's estate or to the Executive any and all amounts then owed to the Executive, including all accrued salary, vacation pay, other benefits, and any applicable portion of the Annual Performance Bonus.

               (b) TERMINATION BY THE COMPANY WITHOUT CAUSE. The Company may at any time by action of a majority of the entire membership of its Board of Directors, other

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     than the Executive, terminate the Executive's employment without Cause (as defined below) by giving the Executive notice of the effective date of termination (which effective date may be the date of such notice) (the "Date of Termination"). A voluntary termination by the Executive within sixty (60) days after the Company has reduced his status, reduced his responsibilities, reduced his salary, relocated the Company's corporate offices more than 35 miles from its current location, or breached any provision of this Agreement (a "Deemed Termination Event") will be deemed to be termination by the Company without Cause. The Executive will provide ten (10) days prior written notice to the Company of any such voluntary termination by reason of a Deemed Termination Event, and during such 10-day period the Company shall have an opportunity to cure the Deemed Termination Event. If a cure is effected within such 10-day period, the provisions of this Section 5(b) shall no longer be applicable with respect to the Event so cured. If the Company shall terminate the Executive without Cause hereunder or if Executive terminates his employment due to a Deemed Termination Event, the Company shall have the obligation to pay the Executive the following:

                    (1) Through the Date of Termination the Company shall pay the Executive his full base salary at his then current annual rate of pay, and continue any benefits in effect at the time notice of termination is given (except if the termination is due to a reduction in salary, then the annual base salary used to calculate the severance payment will be the base salary in effect prior to the decrease in base).

                    (2) The Company shall, as severance payment, continue to pay the Executive his then current annual base salary (except if the termination is due to a reduction in salary, then the annual base salary used to calculate the severance payment will be the base salary in effect prior to the decrease in base) for the one year period following the Date of Termination (less required withholding), payable in periodic intervals consistent with those then in effect for payment of salaries to the Company's executives.

                    (3) The Company shall pay the Executive any and all amounts then owed to the Executive, including all accrued salary, vacation pay, other benefits and any applicable portion of the Annual Performance Bonus.

               (c) TERMINATION BY THE COMPANY FOR CAUSE. The Company may at any time by action of a majority of the entire membership of its Board of Directors, other than the Executive, terminate the Executive's employment effective immediately for any of the following reasons (each of which is referred to herein as "Cause") by giving the Executive written notice which specifically identifies the Cause in reasonable detail:

                    (1) the willful breach of any provision of Section 3 (including but not limited to a continuing refusal to follow reasonable and lawful directives of the Board);

                    (2) any act of intentional fraud or dishonesty with respect to any aspect of the Company's or any affiliate's business; or

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                    (3)  conviction of a felony.

     If the Executive's employment is terminated by the Company pursuant to this
     Section 5(c), then the Company shall have no further obligations hereunder accruing from and after the effective date of termination and shall have all other rights and remedies available under this or any other agreement and at law or in equity. Notwithstanding the foregoing, the Company shall pay to the Executive on the effective termination date any and all amounts then owed to the Executive, including all accrued salary, vacation pay, other benefits and any applicable portion of the Annual Performance Bonus.

               (d) TERMINATION BY THE EXECUTIVE. The Executive may terminate this Agreement at any time upon thirty (30) days prior written notice to the Company. The Board of Directors of the Company may in such event elect to waive the period of notice, or any portion thereof, in which event the Executive's date of termination shall be that date within the thirty (30) day notice period determined by the Board. Upon termination of this Agreement by the Executive for any reason other than the occurrence of a Deemed Termination Event under Subsection 5(b) hereof, the Company shall have no further obligations hereunder accruing from and after the effective date of termination. Notwithstanding the foregoing, the Company shall pay to the Executive on the effective termination date any and all amounts then owed to the Executive, including all accrued salary, vacation pay, other benefits and any applicable portion of the Annual Performance Bonus.

SECTION 6.     NONCOMPETITION, NONDISCLOSURE AND INVENTIONS.

     The Executive agrees that as a condition of his employment he will reaffirm simultaneously herewith and be bound by the terms of a Noncompetition, Nondisclosure and Inventions Agreement (the "Nondisclosure and Inventions Agreement") in substantially the form set forth as EXHIBIT B hereto, the terms of which are incorporated herein by reference. The Executive's obligations under the Nondisclosure and Inventions Agreement shall survive the termination of this Agreement as set forth therein.

SECTION 7.     INDEMNIFICATION.

     In addition to any indemnification provided to the Executive by the Company's Certificate of Incorporation and/or By-laws, the Company will enter into an indemnification agreement with the Executive in the form of EXHIBIT C.

SECTION 8.     CONFLICTING AGREEMENTS.

     The Executive hereby warrants and covenants that his employment by the Company will not result in a breach of the terms, conditions or provisions of any agreement to which the Executive is subject, and that he has not made and will not make any agreements in conflict with this Agreement.

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SECTION 9.     SUCCESSORS AND ASSIGNS.

     This Agreement is intended to bind and inure to the benefit of and be enforceable by the Executive and the Company, except that the Executive may not assign any of his rights or obligations under this Agreement and the Company may not assign any of its rights or obligations under this Agreement without the prior written consent of the other party.

SECTION 10.    SEVERABILITY.

     Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect such provision in any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

SECTION 11.    NOTICE.

     Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested), sent by facsimile transmission or sent by reputable overnight courier service, to the recipient at the address indicated below:

               To the Company:          NeuroMetrix, Inc.
                                        62 Fourth Ave.
                                        Waltham, MA 02451
                                        Facsimile: (781) 890-1556

               With a copy to:          Goodwin Procter  LLP
                                        Exchange Place
                                        Boston, MA 02109
                                        Attn: H. David Henken, P.C.

               To the Executive:        Shai N. Gozani, M.D., Ph.D.
                                        187 Mason Terrace
                                        Brookline, MA 02446
                                        Facsimile: ___

or to such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or if mailed, five days after so mailed.

SECTION 12.    AMENDMENTS AND WAIVERS.

     Any provision of this Agreement may be amended or waived only with the prior written consent of the Executive and a majority of the Compensation Committee of the Board of

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Directors of the Company. Notwithstanding the foregoing, the failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

SECTION 13.    ENTIRE AGREEMENT.

     This Agreement and the exhibits hereto embody the complete agreement and understanding between the parties and supersede and preempt any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way, including the Employment Contract, dated June 3, 1996, by and between the Company and the Executive (the "Prior Employment Agreement"), which will be treated as if it was amended and restated in its entirety as of the date hereof by this Agreement, except with respect to Section 10(a) and, to the extent it relates thereto, Section 10(c) of the Prior Employment Agreement, which will continue in full force and effect following the date of this Agreement.

SECTION 14.    GOVERNING LAW.

     All questions concerning the construction, validity and interpretation of this agreement will be governed by the internal law, and not the law of conflicts, of the Commonwealth of Massachusetts.

SECTION 15.    REMEDIES.

     Each of the parties to this Agreement will be entitled to enforce his or its rights under this Agreement specifically, to recover damages (including, without limitation, reasonable fees and expenses of counsel) by reason of any breach of any provision of this Agreement and to exercise all other rights existing in his or its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach or threatened breach of the provisions of this Agreement and that any party may in his or its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

SECTION 16.    CAPTIONS.

     The captions set forth in this Agreement are for convenience only, and shall not be considered as part of this Agreement or as in any way limiting or amplifying the terms and provisions hereof.

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     In witness whereof, the parties have signed, sealed and delivered this
Agreement as of the date first above written.


                                   NEUROMETRIX, INC.


                                   By:/s/ Nicholas Alessi
                                      -------------------
                                      Name: Nicholas Alessi
                                      Title: Director of Finance and Treasurer

                                   EXECUTIVE:


                                   /s/ Shai N. Gozani
                                   ------------------
                                   Shai N. Gozani, M.D., Ph.D.